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                                                                  EXHIBIT (i)(2)


            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

                                                March 28, 2007


Van Kampen Tax-Exempt Trust
1221 Avenue of the Americas
New York, New York  10020


                  Re:  Post-Effective Amendment No. 32 to the
                       Registration Statement on Form N-1A for
                       the Van Kampen Tax-Exempt Trust
                       (the "Registration Statement")
                       (File Nos. 2-96030 and 811-4746)
                       --------------------------------


     We hereby consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                               Very truly yours,



                                               /s/ Skadden, Arps, Slate,
                                                   Meagher & Flom LLP